Exhibit 10.5

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTENOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $US248,400.00	Issue Date: October 25th, 2019
Purchase Price: $US216,000.00
Original Issue Discount: $US32,400.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, OZOP Surgical Corp a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of CAREBOURN CAPITAL, L.P., a Delaware limited partnership, or registered assigns (the “Holder”) the sum of $US248,400.00 together with any interest as set forth herein, on October 25th, 2020 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of 12% (The “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $US0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note carries an original issue discount of $US32,400.00 (the “OID”). In addition, the Borrower shall authorize the Holder, pursuant to a disbursement memorandum dated on or around the Issue Date, to pay $US16,000.00 (the “Transactional Expense Amount”) to the Holder or the Holder’s designee, to cover the Holder’s accounting fees, due diligence fees, monitoring (including but not limited to ACH monitoring costs), and/or other transactional costs incurred in connection with the purchase of the Note, as well as $-0- (the “Legal Fee”) to Holder’s attorney, to cover Holder’s legal review fees in connection with the purchase and sale of the Note, all of which are included in the initial principal balance of this Note. The Purchase Price of this Note shall be $US216,000.00, computed as follows: $US248,400.00 initial principal balance less the OID. Accordingly, the net amount to be received by the Company shall be $US200,000.00, computed as follows: the purchase price of $US216,000.00, less the Transactional Expense Amount.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. CONVERSION RIGHTS

Section 1.01 Conversion Right. The Holder shall have the right from time to time, and at any time following the day after the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Section 1.06(a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.04; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (34) at the Holder’s option, any amounts owed to the Holder pursuant to Section 1.03 and Section 1.04(g).

Section 1.02 Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). In the case that shares of the Borrower’s common stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional Ten Percent (10%) discount shall be added to the amount being converted at such time. In the event that the Borrower fails to meet the requirements of Section 3.17 and Section 3.18, an additional Five percent (5%) discount shall be added to the amount being converted at such time. “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty-five (25) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lowest price quoted on the OTC Markets operated by the OTC Markets Group, Inc. or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC Markets is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC Markets, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Section 1.03 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations pursuant to Section 4(g) of the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Article III. However, upon receipt of written notice from the Holder of Borrower’s failure to maintain the Reserved Amount, the Borrower shall have three (3) days to cure any deficiencies in the Reserved Amount.

Section 1.04 Method of Conversion.

(a)	Mechanics of Conversion. Subject to Section 1.01, this Note may be converted by the Holder in whole or in part at any time from time to time after One Hundred Eighty Days following the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.04(b), surrendering this Note at the principal office of the Borrower.
(b)	Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.
(c)	Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.
(d)	Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.04, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.
(e)	Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.
(f)	Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.01 and in this Section 1.04, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.
(g)	Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.03, which failure shall be governed by such Section 1.03) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.04(g) are justified.

Section 1.05 Concerning the Shares.

(a)	The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.05 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(b)	The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.02.

Section 1.06 Effect of Certain Events.

(a)	Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.06(b). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.
(b)	Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.06(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.06(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.
(c)	Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.
(d)	Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.06, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

Section 1.07 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.03 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.03) for the Borrower’s failure to convert this Note.

Section 1.08 Prepayment.

(a)	Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay the amounts outstanding hereunder pursuant to the following terms and conditions, and subject to the Holder’s acceptance in Holder’s sole discretion:

(i) At any time during the period beginning on the Issue Date and ending on the date which is one hundred and eighty (180) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 130%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note.

(ii) At any time during the period beginning the day which is one hundred and eighty one (181) days following the Issue Date and ending on the date which is three hundred sixty-four (364) days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 150%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note.

(iii) After the expiration of three hundred sixty-four (364) days, the Borrower shall have no right of prepayment.

(b)	Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than twenty (20) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the applicable prepayment amount to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.08. Notwithstanding anything to the contrary in this Note, the Borrower’s right to prepay the amounts outstanding under this Note, in accordance with the terms and conditions of this Note, is expressly conditional upon the Holder’s written acceptance, in Holder’s sole discretion, of such applicable prepayment during the time that the Borrower is exercising their right to prepay this Note.

Article II. CERTAIN COVENANTS

Section 2.01 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

Section 2.02 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease, exchange (including but not limited to an exchange for assets of equal or greater value) or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

Section 2.03 Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business, (c) made to a pending merging partner pursuant to an agreement of merger or (c) not in excess of $100,000.

Section 2.04 SEC Filings. Upon the execution of this Note and thereafter on each conversion of this Note in whole or in part, Borrower shall file a Form 8-K (or any successor form) under Item 3.02 with the Securities and Exchange Commission, if and as required by the Exchange Act, to disclose the execution of this Note or any conversion hereof, as applicable, in each case within the time frame required by the Exchange Act.

Section 2.05 OTC Markets. Upon each conversion of this Note in whole or in part, Borrower shall ensure that, as of the date of such conversion, the outstanding shares of Common Stock of Borrower as reported on the OTC Markets is current and up to date as of such date of conversion.

Article III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

Section 3.01 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, following a five (5) day cure period.

Section 3.02 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty eight (48) hours of a demand from the Holder.

Section 3.03 Breach of Covenants. The Borrower breaches any covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

Section 3.04 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

Section 3.05 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

Section 3.06 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

Section 3.07 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

Section 3.08 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

Section 3.09 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

Section 3.10 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business. Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

Section 3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

Section 3.12 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

Section 3.13 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

Section 3.14 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

Section 3.15 Cross-Default. Notwithstanding anything to the contrary contained in this Note or other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained any other financial instrument, including but not limited to all convertible promissory notes, already issued, or issued in the future, by the Borrower, to the Holder or any other 3rd party, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note.

Section 3.16 ACH Account Change. The Borrower changes it bank account to an account that differs from the bank account specified on Exhibit B attached hereto, without (i) prior signed written consent of the Holder and (ii) Borrower’s execution of a signed authorization agreement for preauthorized payments that is exactly the same as the form attached hereto as Exhibit B (except for the new bank account information) with respect to the new bank account.

Section 3.17 ACH Payment Default. The Borrower blocks, rejects, or otherwise restricts any action taken by Holder pursuant to Holder’s rights under this Note with respect to the Borrower’s bank account, including but not limited to Holder’s withdrawal of the Specific Daily Repayment Amount (as defined in Exhibit B attached hereto) pursuant to an ACH debit transaction or otherwise from the Borrower’s bank account, or the Holder’s withdrawal of the Specific Daily Repayment Amount from the Borrower’s bank account pursuant to an ACH debit transaction or otherwise is rejected for any reason.

Section 3.18 Event of Default. Upon the occurrence of any Event of Default specified in any of Section 3.01 through Section 3.16, inclusive, exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus any amounts owed to the Holder pursuant to Section 1.03 and Section 1.04(g) (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x) and, (y) shall collectively be known as the “Default Sum”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Section 3.19 If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

Article IV. MISCELLANEOUS

Section 4.01 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.02 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

OZOP Surgical Corporation

319 CLEMATIS STREET, SUITE 714

WEST PALM BEACH, FL 33401

Attn: Michael Chermak / CEO

Email: michael@ozopsurgical.com

If to the Holder:

CAREBOURN CAPITAL, L.P.

8700 Black Oaks Lane N

Maple Grove, Minnesota 55311

Attn: Chip Rice, Managing Member

Email: info@carebourncapital.com

Section 4.03 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Section 4.04 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Section 4.05 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

Section 4.06 Governing Law.

(a)	Except in the case of the Mandatory Forum Selection provisions in Section 4.06(b), which clause shall be governed and interpreted in accordance with Minnesota law, this Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Minnesota, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such state. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to principles of conflicts of laws.
(b)	Mandatory Forum Selection. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts or federal courts located in the state of Minnesota, County of Hennepin. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
(c)	Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

Section 4.07 Usury Savings Clause. Notwithstanding any provision in this Note or the other Transaction Documents to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

Section 4.08 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

Section 4.09 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.09.

Section 4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.11 Right of First Refusal. If at any time while this Note is outstanding, the Borrower has a bona fide offer of capital or financing from any 3rd party, the Borrower must first offer such opportunity to the Holder to provide such capital or financing to the Borrower on the same terms as each respective 3rd party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Borrower within 3 days from receipt of written notice of the offer (the “Offer Notice”) from the Borrower, then the Borrower may obtain such capital or financing from that respective 3rd party upon the same terms and conditions offered by the Borrower to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice. If the Borrower does not complete such transaction within such time period, then the Borrower must again offer the capital or financing opportunity to the Holder on the same terms, and the process detailed above shall be repeated.

Section 4.12 ACH Payment Authorization.

(a)	Borrower irrevocably authorizes Holder’s right to withdraw (through an ACH debit or otherwise) $US250.00/PER DAY (the “Specific Daily Repayment Amount”) (subject to adjustment as provided herein) from the Borrower’s bank account (initially, the bank account identified on Exhibit B attached hereto, but also including any subsequent bank account of the Borrower if such account is changed) (the “Bank Account”), on each business day, until this Note is satisfied in full. Borrower shall provide Holder with all required access codes to effectuate any and all ACH debit transactions as provided for in this Note. Borrower understands that it is responsible for ensuring that at least the Specific Daily Repayment Amount remains in its Bank Account on each business day until this Note is satisfied in full, and that the Borrower shall be responsible for any charges incurred by the Holder resulting from a rejected ACH attempt, insufficient funds in the Bank Account, and/or all related bank charges. Such charges shall be immediately added to the outstanding balance of the Note. The Specific Daily Repayment Amount shall automatically adjust to such prorated higher amount based upon the addition of charges to the outstanding balance of Note, as well as to reflect any penalties incurred or events of defaults triggered under the terms of the Note (to be calculated as follows: the total outstanding amount under the Note (including but not limited to all principal, interest, charges, penalties, and additions due to any event of default) divided by the number of business days remaining prior to the Maturity Date). Holder shall not be responsible for any overdrafts or rejected transactions that result from Holder’s ACH debiting of the Specific Daily Repayment Amount as provided in this Note and the exhibits hereto. Holder may debit the Specific Daily Repayment Amount each business day.
(b)	The Holder shall be permitted to aggregate the Specific Daily Repayment Amount of all convertible promissory notes then issued by the Borrower to the Holder, and withdraw such aggregated amount from the Borrower’s bank account, in the interest of reducing overall fees associated with the ACH debit transactions.
(c)	The Holder may, from time to time, provide a schedule to the Borrower via electronic mail (each a “Schedule”) to michael@ozopsurgical.com, showing the outstanding balance of the Note as well as all ACH debits, conversion amounts, and/or all other adjustments as provided in the Note (the “Schedule”). If the Borrower does not respond to the Holder, via electronic mail to info@carebourncapital.com, stating that the respective Schedule is accurate or disputing the amounts contained therein (with objective documentation unequivocally supporting such dispute), within two (2) business days of receipt of the respective Schedule, then the Borrower shall be deemed to have irrevocably approved the amounts contained in such respective Schedule.

Section 4.13 Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder.  The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this October 25th, 2019.

OZOP Surgical Corp

By: _______________________________

Name: Michael Chermak

Title: CEO

EXHIBIT A: NOTICE OF CONVERSION

The undersigned hereby elects to convert $______________________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of OZOP Surgical Corp, a Nevada corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of October 25th, 2019 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐ The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

☐ The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

CAREBOURN CAPITAL, L.P.

8700 Black Oaks Lane N

Maple Grove, Minnesota 55311

Attention: Certificate Delivery

612.889.4671

Date of Conversion: _____________

Applicable Conversion Price: $____________

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Notes: _____________

Amount of Principal Balance Due remaining

Under the Note after this conversion: _____________

CAREBOURN CAPITAL, L.P.

By: Carebourn Partners, LLC,

    a Minnesota limited liability company,

    its General Partner

By: _____________________________

Name: Chip Rice

Title: Managing Member

EXHIBIT B

(see attached)

AUTHORIZATION AGREEMENT FOR PREAUTHORIZED PAYMENTS

OZOP Surgical, CORP a Nevada Corporation (the “Company”), hereby irrevocably authorizes Carebourn Capital, L.P. (the “Holder”), to initiate debit and credit entries to its checking account indicated below (the “Account”) and the depository named below (the “Depository”), to debit or credit the same to such Account. The Company further authorizes the Holder to debit said Account for such total outstanding amount of the convertible promissory note issued by the Company to Holder on October 25th, 2019 (the “Note”), upon an Event of Default (as defined in the Note). The Company hereby represents and certifies that the Account is used for commercial and/or business purposes only.

Depository Name:	OZOP SURGICAL CORP

Name of Bank Account:	CHASE BANK

Bank Address:	316 BANYAN BLVD.
WEST PALM BEACH, FL 33401

Routing/ABA Number:	2.1E+07

Account Number:	2.8E+08

A copy of a voided check for the Account is attached hereto as Exhibit “C”. This authority is to remain in full force and effect until the Holder confirms in a signed writing that the Note has been satisfied in full, and in a manner as to afford the Depository a reasonable opportunity to act on it.

_______________________________

Signature

Name: Michael Chermak
Title: CEO

EXHIBIT C

(see attached)

EXHIBIT D

(see attached)

Representations and Warranties Regarding Anti-Money Laundering; OFAC.

1.1.	The Borrower should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.
1.2.	The Borrower represents that the cash amounts to be paid to Carebourn Capital, L.P. (the “Holder”) under the convertible promissory note dated October 25th, 2019 (the “Note”), by the Borrower, were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.
1.3.	To the best of the Borrower’s knowledge, none of: (1) the Borrower; (2) any person controlling or controlled by the Borrower; (3) if the Borrower is a privately-held entity, any person having a beneficial interest in the Borrower; or (4) any person for whom the Borrower is acting as agent or nominee is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.
1.4.	To the best of the Borrower’s knowledge, none of: (1) the Borrower; (2) any person controlling or controlled by the Borrower; (3) if the Borrower is a privately-held entity, any person having a beneficial interest in the Borrower; or (4) any person for whom the Borrower is acting as agent or nominee is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

1.5.	Borrower hereby represents and warrants that the cash payments under the Note are to be made on its own behalf or, if applicable, and such cash payments do not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to Borrower, including anti-money laundering laws.
1.6.	If the Borrower is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Borrower receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Borrower represents and warrants to the Holder that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.
1.7.	Upon the written request from the Holder, Borrower agrees to provide all information to the Holder to enable the Holder to comply with all applicable anti-money laundering statutes, rules, regulations and policies. Borrower understands and agrees that the Holder may release confidential information about Borrower and, if applicable, any of its affiliates, directors, officers, trustees, beneficiaries and grantors related thereto, to any person if the Holder, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

IN WITNESS WHEREOF, Borrower has caused this representation letter to be signed in its name by its duly authorized officer this October 25th, 2019.

OZOP Surgical Corp

By: _______________________________

Name: Michael Chermak

Title: CEO

________________________

[1] These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2] A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3] “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4] A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.